UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 9, 2006

Date of Report (Date of earliest event reported)

Heartland Oil and Gas Corp.

(Exact name of registrant as specified in its charter)

Nevada	000-32669	91-1918326
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1625 Broadway, Suite 1480

Denver, CO 80202

(Address of principal executive offices)

(303) 405-8450

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01.	Other Events.

In connection with a periodic review of the Company’s filings by the Securities and Exchange Commission (the “SEC”), the Company and the SEC have discussed the Company’s classification of the stockholders’ equity from the Company’s private placement of Series B Preferred Stock issued in September 2004. The Company, following consideration of the SEC’s comments, is considering whether to reclassify the stockholders’ equity to temporary equity or debt. This is a non-cash issue, and such reclassification would not affect the Company’s cash position or net income (loss). If the Company decides to make the reclassification, it would revise its 2004 and 2005 financial statements. The Company cannot yet state with certainty whether such reclassification will be required.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Heartland Oil and Gas Corp. (registrant)

Date June 12, 2006	By	/s/ Philip S. Winner
Philip S. Winner President and Chief Executive Officer

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